Filed Pursuant to Rule 424(b)(3)

File No. 333-240039

FLAT ROCK CORE INCOME FUND

SUPPLEMENT NO. 2, DATED SEPTEMBER 20, 2021

TO THE PROSPECTUS AND STATEMENT OF ADDITIONAL INFORMATION

DATED APRIL 30, 2021

This document supplements, and should be read in conjunction with, the Fund’s prospectus and statement of additional information, each dated April 30, 2021, relating to the Fund’s offering of up to $100,000,000 in Common Shares of Beneficial Interest (“Shares”). Terms used and not otherwise defined in this Supplement No. 2 shall have the same meanings as set forth in the Fund’s prospectus and/or statement of additional information.

The purpose of this supplement is to announce that, effective immediately, the Fund has changed its address and phone number.

In all relevant locations in the Fund’s prospectus and statement of additional information, each dated April 30, 2021, the address and phone number of the Fund and its investment adviser, Flat Rock Global, LLC, is deleted and replaced with the following:

680 S Cache Street, Suite 100

P.O. Box 7403

Jackson, WY 83001

(307) 500-5200